UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

------------------

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 31, 2004

ARGAN, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-31756	13-1947195
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Church Street, Suite 302, Rockville, MD	20850
(Address of Principal Executive Offices)	(Zip Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Registrant's Telephone Number, including area code: (301) 315-0027

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
      ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
      ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

NOTE: Argan, Inc. (AI or Company) is amending its Form 8-K (date of report - August 31, 2004) filed September 7, 2004 to include financial statements of businesses acquired and related pro forma financial information.

Item 9.01 Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired
Audited balance sheets of Vitarich Laboratories, Inc. as of August 30, 2004, December 31, 2003 and 2002 and related statements of income, stockholders’ equity and cash flows for the eight months ended August 30, 2004 and for the years ended December 31, 2003 and 2002.

Contents	Page
Vitarich Laboratories, Inc. Financial Statements - August 30, 2004 and
Independent Auditors’ Report	3

Vitarich Laboratories, Inc. Financial Statements - December 31, 2003 and
Independent Auditors’ Report	18

Vitarich Laboratories, Inc. Financial Statements - December 31, 2002 and
Independent Auditors’ Report	31

Vitarich Laboratories, Inc.
Financial Statements
And
Independent Auditors’ Report
August 30, 2004

Independent Auditors’ Report

To the Director and Stockholder of
Vitarich Laboratories, Inc.
Naples, FL

We have audited the accompanying balance sheet of Vitarich Laboratories, Inc. as of August 30, 2004 and the related statements of income, changes in stockholders’ equity, and cash flows for the eight months then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Vitarich Laboratories, Inc. as of August 30, 2004, and the results of its operations and its cash flows for the eight months then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Davidson & Nick CPA’s

Naples, Florida

October 15, 2004

Vitarich Laboratories, Inc. Balance Sheet August 30, 2004

ASSETS

Current Assets:
Cash	$105,708
Accounts receivable, net of allowance of $218,000 for doubtful accounts	1,470,429
Inventory	3,247,177
Other Receivables	8,451
Other Pre-Paid Assets	45,794
Deposits on Inventory	224,000
Deferred Taxes	42,785
5,144,344
Property & Equipment:

Machinery & Equipment	1,117,968
Office Furniture & Fixtures	101,694
Leasehold Improvements	184,682
1,404,344
Less accumulated depreciation	(340,704)
1,063,640

Loan Receivable - Shareholder	34,889
Other Deposits	58,332

Total Assets	$6,301,205

Liabilities and Stockholder's Equity

Current Liabilities:
Bank Overdraft	$161,604
Accounts Payable	2,319,628
Accrued Payroll & Payroll Taxes	66,407
Accrued Income Taxes	424,561
Accounts Payable - Affiliated Corporation	68,170
Accrued Expenses and Other Current Liabilities	275,687

The accompanying notes are an integral part of the financial statements.

Vitarich Laboratories, Inc. Balance Sheet August 30, 2004 (Continued)

Loan Payable -Shareholder	515,618
Current Portion of Notes Payable	574,281
Current Portion of Obligations under Capital Leases	100,505
4,506,461
Other Liabilities
Notes Payable, net of Current Portion	54,808
Obligations Under Capital leases, net of Current Portions	317,571
Deferred Taxes	192,561

564,940

Stockholder's Equity
Common Stock, $1 Par Value,
100 shares authorized, 93 issued, and outstanding	93
Additional Paid -in-Capital	77
Retained Earnings	1,229,634
1,229,804

Total Liabilities and Stockholder's Equity	$6,301,205

The accompanying notes are an integral part of the financial statements.

Vitarich Laboratories, Inc. Statement of Income For the Eight Months Ended August 30, 2004

Sales, Net of Discounts	$10,891,005
Cost of Sales	8,017,092
Gross Profit	2,873,913

Operating Expenses:
General & Administrative	1,267,876
Selling Expenses	208,204

Total Operating Expenses	1,476,080

Income From Operations	1,397,833

Other Income (Expenses)
Interest Expense	(62,233)
Interest Income	481
Capital Gain/Loss on Disposition of Fixed Assets	(14,649)
Other (Expense)	(76,401)

Income Before Income Taxes	1,321,432

Provision for Income Tax
Current Taxes	455,561
Deferred Taxes	34,176
Total Income Taxes	489,737

Net Income	$831,695

The accompanying notes are an integral part of the financial statements.

Vitarich Laboratories, Inc.
Statement of Changes in Stockholder’s Equity
For the Eight Months
Ended August 30, 2004

	Number of Common Stock Shares Outstanding	Common Stock Par Value	Additional Paid-In Capital	Retained Earnings

Beginning Balance	100	$100	$77	$1,097,932

Net Income				831,695

Acquisition of Treasury Stock	(7)	(7)		(699,993)

Ending Balance	93	$93	$77	$1,299,634

The accompanying notes are an integral part of the financial statements

Vitarich Laboratories
Statement of Cash Flows
For the Eight Months Ended August 30, 2004
Cash Flows from Operating Activities

Net Income	$831,695

Adjustments to reconcile net income to net cash provided by operations
Depreciation	123,158
Loss on Disposal of Fixed Assets	14,649
Deferred Income Tax	34,176
Bad Debt Recoveries	(248,000)
Write off of Loan Receivable - Affiliated Corporation	17,229
Loan Payable - NFLL Charge	(109,959)
Changes in Assets and Liabilities
Decrease in Accounts Receivables	1,180,797
Increase in Inventory	(2,233,002)
Increase in Other Receivable	(8,457)
Decrease in Prepaid Assets	102,798
Increase in Deposit on Inventory	(92,331)
Decrease in Other Deposits	7,750
Increase in Bank Overdraft	161,604
Increase in Accounts Payable	432,106
Decrease in Accrued Payroll & Payroll Taxes	(94,466)
Increase in Accrued Income Taxes	372,561
Increase in Accounts Payable-Affiliated Corporations	9,645
Increase in Accrued Expenses & Other Current Liabilities	72,010

Net Cash provided by Operating Activities	573,963

Cash Flows from Investing Activities

Purchases of Fixed Assets	(536,711)
Loan Receivable-Shareholder	(34,889)

Net cash used by Investing Activities	(571,600)

Cash Flows from Financing Activities
Payments on Loan Payable-Affiliated Corporation	(8,105)
Proceeds from Loan Payable-Shareholder	2,274

The accompanying notes are an integral part of the financial statements.

Vitarich Laboratories
Statement of Cash Flows
For the Eight Months Ended August 30, 2004
(Continued)
Proceeds from Note Payable	398,017
Payments on Notes Payable	(34,133)
Proceeds from Obligations Under Capital Leases	364,905
Payments on Obligations Under Capital Leases	(95,394)
Acquisition of Treasury Stock	(700,000)

Net cash used by Financing Activities	(72,436)

Net decrease in cash and cash equivalents for the period	(70,073)
Cash and Cash Equivalents at the beginning of the period	175,781
Cash and Cash Equivalents at the end of the period	$105,708

Supplemental Disclosure of Cash Flows

Cash paid during the period for interest expense	$60,573

Cash paid during the period for income taxes	$83,000

The accompanying notes are an integral part of the financial statements.

The accompanying notes are an integral part of the financial statements.

Vitarich Laboratories, Inc.
Notes to the Financial Statements
August 30, 2004

Note 1- Organization

Vitarich Laboratories, Inc. (the Company) is in the business of formulating, packaging and distributing whole food dietary, herbal and nutritional supplements and related products, which are marketed globally to retail, wholesale and private label customers, including network marketing companies, health food stores, mass merchandisers, drug stores, food stores, internet and mail-order companies. The Company operates a manufacturing, warehousing, and laboratory facility in Naples, Florida. The Company was incorporated August 14, 1998.

Note 2 - Summary of Significant Accounting Policies

Basis of Accounting - The Company prepares its financial statements in accordance with generally accepted accounting principles. This basis of accounting involves the application of accrual accounting; consequently, revenues and gains are recognized when earned, and expenses and losses are recognized when incurred.

Cash and Cash Equivalents - Cash is defined to include money market investment funds.

Revenue Recognition - Sales are recognized when items are shipped to customers in accordance with supporting sales terms.

Accounts Receivable - The Company uses the allowance method to account for uncollectible accounts receivable. The allowance for doubtful accounts is based on management’s analysis of possible bad debts. Trade receivables are analyzed through an aging of the accounts and an allowance is developed for individual doubtful accounts. Aging and status of accounts is based on how recently payments have been received. Unknown doubtful accounts have been allowed for by increasing the allowance account determined under the aging method by 4% of trade receivables. As of August 30, 2004 management had established an allowance of $ 218,000. Accounts are charged off when management specifically identifies such accounts as uncollectible after significant collection efforts. The Company does not currently charge interest on its trade receivables.

Inventory - Inventories are stated at the lower of cost or market, using the first in, first out method. The cost of shipping and handling is included in cost of sales.

Property & Equipment - Property & Equipment are stated at cost. Depreciation is provided using the straight -line method. Estimated lives are as follows:

Machinery & Equipment	5 to 7 years
Office Furniture and Fixtures	5 to 7 years
Leasehold Improvements	20 years

Total depreciation and amortization of property and equipment, including leasehold improvements and assets held under capital leases for the eight months ended August 30, 2004 was $ 123,158.

Income Tax - Deferred taxes are recognized for temporary differences between the basis of assets and liabilities for financial statement and income tax purposes. The differences relate primarily to depreciable assets (using accelerated depreciation method for income tax purposes) and recognition of bad debt expense (using direct write off method for tax purposes). The Company’s provision for income taxes does not differ from applying the statutory US federal income tax and State of Florida income tax rate to income before income taxes by more than 1%, as the only reconciling item, meals and entertainment expense, is less than 1% of income before income taxes.

Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statement. Actual results may differ from those estimates.

Advertising Costs - Advertising costs are expensed as incurred. Total advertising costs for the eight months ended August 30, 2004 was $17,861 and is included in selling expense.

Interest Expense - Interest costs are expensed as incurred. Interest expense was $62,233 for the eight months ended August 30, 2004.

Note 3 - Inventory

Inventory consists of the following:

Raw Materials	$2,950,102
Work in Process	106,162
Finished Goods	190,913
$3,247,177

Raw materials are those that are in the original conditions as when purchased, work in process consists of those items which the Company has started to process but has not completed as of August 30, 2004. Finished goods are completed units ready for delivery to customers.

Note 4 - Accrued Expenses and Other Current Liabilities

Accrued expenses and other liabilities consist of the following:

Accrued Interest	$1,660
Obligation to Fund Inventory Deposit	109,000
Accrued Vacation Pay	40,685
Other Accrued Expenses	124,342
$275,687

Note 5 - Notes Payable

Notes Payable as of August 30, 2004 consists of the following:

Term Loan - Wachovia National Bank - The Company borrowed $ 80,873 in order to finance the acquisition of machinery and equipment. The term loan is payable in 84 monthly installments of $ 1,229 beginning October 11, 1998. The interest on the term loan is a variable rate calculated at Wall Street Journal “Prime Rate” plus .25% per annum. The loan is secured by specified machinery and equipment. The interest rate was 4.75% at August 30, 2004.

Equipment Note - First Florida Bank - This note was used to fund the acquisition of diagnostic lab equipment which cost $115,000 The note provides for 60 monthly installments of $2,310 per month beginning November 10, 2002. The interest rate is 7.50% per annum.

Term Loan - Key Bank - Company borrowed $148,111 in order to finance the company’s liability insurance. The term loan is payable in December 2004 with interest only payments thru term. Interest rate was 5% as of August 30, 2004.

Key Bank Line of Credit - In early 2004 Key Bank issued a line of credit for $400,000. This was used for the purchase of additional inventory products. The interest rate was 5% at August 30, 2004.

Summary of Notes Payable

Term Loan Wachovia Nat. Bank	$13,970
Equipment Note First Florida Bank	77,816
Term Loan Key Bank	139,286
Key Bank Line of Credit	398,017
$629,089
Current Portion	574,281
Notes Payable	54,808

$629,089

Notes Payable is expected to mature as follows for the years ending August 30:

2006	$24,080
2007	26,155
2008	4,573
$54,808

NOTE 6 - Operating Leases

The Company leases each of its five operational buildings for remaining terms ranging from 2 months to 60 months. The monthly lease payments for each of these leases range from $1,733 to $10,600. The specific terms of each lease is as follows:

Property Leased From Controlling Shareholder -

4327 Building - property is currently leased from controlling shareholder for $5,500 per month. Current lease expires in April 2007 with no proposed renewal or purchase option.

4206 Building - property is currently leased from controlling shareholder for $6,625 per month. Current lease expires in August 2009 with no proposed renewal or purchase option. Lease agreement provides for significant improvements to be made to the property and increase the rent to $13,250 per month. Management expects this to occur within the next 12 months.

Property Leased from Unrelated Parties -

4365 Building - property is currently leased for $10,600 per month. Current lease expires in April 2005 and has an option for 2 one year renewal terms, and no option to purchase. Monthly lease amount is expected to increase to $11,248 during this period.

4405 Building - property is currently leased for $3,433 per month. Current lease is verbal and expires in November 2004.

4344 Building- is currently leased for $1,733 per month and originally expired August 31, 2004 but was extended for two months.

The total rent for the five properties was $167,038, of which $44,122 was paid to the controlling shareholder, for the eight months ended August 30, 2004. Future minimum lease payments for each of the five succeeding years and in the aggregate are:

	Controlling Shareholder Leases	Other Leases	Total
12 months ended August 30, 2005	$145,500	$140,966	$286,466
12 months ended August 30, 2006	145,500	129,744	275,244
12 months ended August 30, 2007	123,500	132,336	255,836
12 months ended August 30, 2008	79,500	134,976	214,476
12 months ended August 30, 2009	79,500	-	79,500
Subsequent Years	-	-	-
Total	$573,500	$538,022	$1,111,522

NOTE - 7 - Stockholder Equity

Common stock, $1 par value; authorized 100 shares; issued and outstanding 93 shares.

Pursuant to and prior to the merger discussed elsewhere within the footnotes, the Company reacquired 7 shares of stock from the minority stockholder for $700,000 on August 26, 2004.

Retained earnings was reduced by the excess paid per share over the par value of the stock in the Statement of Changes in Stockholder’s Equity for the Eight Months Ended August 30, 2004.

NOTE - 8 - Risk Concentrations

A substantial portion of the company’s business is conducted with eleven of its customers. For the eight months ended August 30, 2004, sales to these customers were 93.3% of total sales. At August 30, 2004, Accounts Receivable from these customers before allowance for bad debts totaled $1,545,915, which is unsecured. These customers sell whole dietary and nutritional supplements via wholesalers, retailers, and specialized multi-level marketing methods. The majority of these customers operations are within North America.

Sales directly to foreign sources are less than 5% and purchases from foreign sources are approximately 10%.

The Company’s policy is to monitor risk based on each customer’s qualifications.

The Company occasionally maintains deposits in excess of federally insured limits. The risk is managed by maintaining all deposits in high quality financial institutions. As of August 30, 2004 the balance in excess of federally insured limits was $0.

NOTE 9 - Related Party Transactions

Loan Receivable - Shareholder              $34,889
Balance represents amounts due to the Company for reimbursement of expenditures. Loan is unsecured and non-interest bearing.

Loan Payable- Shareholder                  $515,618
Loan payable consists of funds advanced to the company by the shareholder on a short term basis. Interest rate is 6% and loan was paid off during September 2004. Interest expense recognized was $20,301 for the eight months ended August 30, 2004.

Accounts Payable - Biotech Analytical Laboratories, Inc.	$10,300
Accounts Payable - Vitarich Farms, Inc.	57,870
Accounts Payable - Affiliated Corporations	$68,170

Vitarich Farms, Inc. (farms) harvests and processes powdered vegetable grasses (wheat, barley, and hydrilla). During the eight months ended August 30, 2004, the company purchased 19,950 kilos of product for a total of $176,468. Management estimates the purchase of each product was at fair market value. The majority shareholder of Farms is also the controlling shareholder of the Company.

Biotech Analytical Laboratories, Inc. is owned by the controlling shareholder of the Company and provides laboratory testing services to the Company. The Company incurred $94,086 of expenses for these services for the eight months ended August 31, 2004.

Loan Receivable Affiliated Corporation as of December 31, 2003 the balance recorded for net advances from the Company to Farms was $17,229. As a result of the pending merger discussed in Note 13, management estimated that this balance is no longer collectible and was written off during the eight months ended August 30, 2004.

NOTE 10 Loan Payable Nutrition for Life, LLC

Prior to December 31, 2003 management had elected to, write off $1,295,559 of accounts receivable from Nutrition for Life, LLC (NFLL). NFLL filed for Chapter 7 bankruptcy on July 18, 2003.

As of December 31, 2003, NFLL also owed the Company $109,959. As a result of progress with the bankruptcy case, management estimates this debt will not be enforced and recognized the credit against general and administrative expenses during the eight months ended August 30, 2004.

Additionally, Bactolac Pharmaceuticals, Inc., the vendor which provided the majority of the product which was sold to NFLL also agreed to reduce its accounts payable balance $96,000 as of August 30, 2004 as a result of the activities described above. Management also charged the credit against general and administrative expense for the eight months ended August 30, 2004.

NOTE 11 Capital Leases

The company leases certain equipment under capital leases. The economic substance of these leases is that the Company is financing the acquisition of the equipment through the leases and accordingly, the equipment is recorded as assets and the leases are recorded as liabilities.

The following is an analysis of the leased assets included in property and equipment:
Equipment Under Capital Leases	$429,006
Less: Accumulated Depreciation	130,687
$298,319

Future minimum lease payments under capital leases as of August 30, 2004 for each of the remaining years and in aggregate are as follows:

Year ended August 30, 2005	$134,470
Year ended August 30, 2006	134,470
Year ended August 30, 2007	97,285
Year ended August 30, 2008	89,724
Year ended August 30, 2009	41,834
$497,783
Less: Amount representing interest	$79,707
Present value of minimum lease payments	$418,076

NOTE 12 Income Taxes

The deferred tax asset of $42,785 as of August 30, 2004 is a result of the temporary difference of accounting for bad debt expense. No valuation allowance has been created for the deferred tax assets as management estimates it to be fully realized in subsequent periods. The deferred tax liability of $192,561 as of August 30, 2004 is a result of the temporary difference of accounting for depreciation expense.

Income tax expense consists of the following:

	Current	Deferred
Federal	$387,503	$29,021
State of Florida	68,058	5,155
	$455,561	$34,176

Accrued income taxes as of August 30, 2004 consist of the following:

Accrued federal income taxes	$362,503
Accrued state income taxes	62,058
$424,561

The Company does not have any available tax loss carry forward or tax credit carry forward as of August 30, 2004.

NOTE 13 - Merger with Argan, Inc

Effective August 31, 2004 the sole director and shareholder of the Company agreed with Argan, Inc. (Argan) for Argan to acquire the Company by means of a merger of the Company with AGAX/VLI Acquisition Corporation (AGAX), a wholly owned subsidiary of Argan.

Consideration will be based on 5.5 times earnings before income taxes, interest expense, depreciation, amortization, shareholders compensation and other non-recurring expenses for the twelve months ending February 28, 2005. Per the terms of the merger, such consideration is expected to consist of approximate equal components of cash and Argan stock and may not be less than $12,443,750.

For purposes of determining the number of shares of stock to be issued a value of $7.75 per share of Argan stock was utilized. As of October 15, 2004 Argan, Inc. was trading at $5.66 on the Bulletin Board.

Subsequent to the merger and with proceeds provided by Argan, the Company paid off all of its shareholders loans, long term debt and obligations under capital leases, with the exception of two capital leases which had a combined principal balance of $334,755 at August 30, 2004.

Vitarich Laboratories, Inc.
Financial Statements
And
Independent Auditors’ Report
December 31, 2003

Independent Auditors’ Report

To the Board of Directors and Stockholders of
Vitarich Laboratories, Inc.
Naples, FL

We have audited the accompanying balance sheet of Vitarich Laboratories, Inc. as of December 31, 2003 and the related statements of income, changes in stockholders’ equity, and cash flows for the twelve months then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Vitarich Laboratories, Inc. as of December 31, 2003, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Davidson & Nick CPA’s

Naples, FL

February 16, 2004

Vitarich Laboratories, Inc. Balance Sheet December 31, 2003

ASSETS

Current Assets:
Cash	$175,781
Accounts receivable, net of allowance of $466,000 for doubtful accounts	2,403,226
Inventory	1,014,175
Other Pre-Paid Assets	148,592
Deposits on Inventory	131,669
3,873,443

Property & Equipment:
Machinery & Equipment	656,058
Office Furniture & Fixtures	104,708
Leasehold Improvements	184,682
945,448
Less accumulated depreciation	(280,717)
664,731

Loan Receivable Affiliated Corporation	17,229
Other Deposits	66,080

Total Assets	$4,621,483

Liabilities and Stockholders' Equity

Current Liabilities:
Accounts Payable	$1,887,521
Accrued Payroll & Payroll Taxes	160,873
Accrued Income Taxes	52,000
Accounts Payable - Affiliated Corporation	58,525
Accrued Expenses and Other Current Liabilities	203,677
Loan Payable - Affiliated Corporation	8,105
Loan Payable -Shareholder	513,344
Current Portion of Notes Payable	161,573
Current Portion of Obligations under Capital Leases	63,507
3,109,125
The accompanying notes are an integral part of the financial statements.

Vitarich Laboratories, Inc.
Balance Sheet
December 31, 2003
(Continued)

Other Liabilities
Notes Payable, net of Current portion	213,591
Obligations Under Capital Leases, net of Current portions	85,058
Deferred Tax	115,600
414,249

Stockholders' Equity
Common Stock, $1 Par Value,
100 shares authorized, issued, and outstanding	100
Additional Paid-in-Capital	77
Retained Earnings	1,097,932
1,098,109

Total Liabilities and Stockholders' Equity	$4,621,483

The accompanying notes are an integral part of the financial statements.

Vitarich Laboratories, Inc. Statement of Income For the Year Ended December 31, 2003

Sales, Net of Discounts	$14,067,294
Cost of Sales	10,252,403

Gross Profit	3,814,890

Operating Expenses:
Selling Expenses	445,312
General & Administrative Expenses	2,912,213

Total Operating Expenses	3,357,525

Income From Operations	457,366

Other Income (Expenses)
Interest Income	1,470
Interest Expense	(16,268)
Gain/Loss On Sale and Disposal of Fixed Assets	1,673

Income Before Income Taxes	444,241

Provision for Income Taxes
Current Taxes	119,900
Deferred Taxes	50,431

Total Taxes	170,331

Net Income	$273,910

The accompanying notes are an integral part of the financial statements.

Vitarich Laboratories, Inc.
Statement of Changes in Stockholders’ Equity
For the Year Ended December 31, 2003

	Number of	Common	Additional
	Common Stock	Stock	Paid-In	Retained
	Shares Outstanding	Par Value	Capital	Earnings	Total
Beginning Balance	100	$100	$77	$824,022	$824,199

Net Income				273,910	273,910

Shareholder Distributions

Ending Balance	100	$100	77	$1,097,932	$1,098,109

The accompanying notes are an integral part of the financial statements.

Vitarich Laboratories, Inc.
Statement of Cash Flows
For the Twelve Months Ended December 31, 2003

Cash Flows from Operating Activities

Net Income	$273,910

Adjustments to Reconcile net income to net cash provided by operations

Depreciation	142,642
Gain on Disposal of Fixed Assets	(1,673)
Deferred income Tax	50,431
Provision for Bad Debt Expense	41,512
Change in assets and liabilities
Increase in Accounts Receivable	(1,263,613)
Increase in Inventory	(492,973)
Increase in Other Prepaid Assets	(105,463)
Increase in Inventory Deposit	(131,669)
Decrease in Prepaid Taxes	51,002
Increase in Other Deposits	(50,480)
Increase in Accounts Payable	921,977
Decrease in Accrued Payroll & Payroll Taxes	(205,419)
Increase in Accrued Income Taxes	52,000
Increase in Accounts Payable-Affiliated Corporations	13,786
Increase in Accrued Expenses & Other Current Liabilities	9,837

Net cash provided by operating activities	(694,193)

Cash flows from investing activities
Loan receivable-affiliated corporation	109,444
Proceeds from sale of fixed assets	113,303
Purchase of fixed assets	(265,854)

Net cash used by Investing Activities	(43,107)

Cash flows from financing activities

Proceeds from Loan Payable- Shareholder	500,230
Proceeds from Notes Payable	150,000
Payments on Notes Payable	(32,918)
Proceeds from Capital Leases	89,108
Payments on Capital Leases	(26,013)

Net cash used by financing activities	680,407

Net decrease in cash and cash equivalents for the period	(56,893)
Cash and Cash Equivalents at the beginning of the year	232,674
Cash and Cash Equivalents at the end of the year	$175,781

Supplemental Disclosure of Cash Flow Information
Cash paid during the period for interest expense	$16,268

Cash paid during the period for income taxes	$119,900

The accompanying notes are an integral part of the financial statements.

Vitarich Laboratories, Inc.
Notes to the Financial Statements
December 31, 2003

Note 1- Organization

Vitarich Laboratories, Inc. (the Company) is in the business of formulating, packaging and distributing whole food dietary, herbal and nutritional supplements and related products, which are marketed to retail, wholesale and private label customers, including network marketing companies, health food stores, mass merchandisers, drug stores, food stores, and Internet mail-order companies. The Company operates a manufacturing, warehousing, and laboratory facility in Naples, Florida. The Company was incorporated August 14, 1998.

Note 2 - Summary of Significant Accounting Policies

Basis of Accounting - The Company prepares its financial statements in accordance with generally accepted accounting principles. This basis of accounting involves the application of accrual accounting; consequently, revenues and gains are recognized when earned, and expenses and losses are recognized when incurred.

Cash and Cash Equivalents - Cash is defined to include money market investment funds.

Revenue recognition - Sales are recognized when items are shipped to customers in accordance with supporting sales terms.

Accounts Receivable - The Company uses the allowance method to account for uncollectible accounts receivable. The allowance for doubtful accounts is based on management’s analysis of possible bad debts. Trade receivables are analyzed through an aging of the accounts and an allowance is developed for individual doubtful accounts. Aging and status of accounts is based on how recently payments have been received. As of December 31, 2003 management had established an allowance of $466,000. Accounts are charged off when management specifically identifies such accounts as uncollectible after significant collection efforts. The Company does not currently charge interest on its trade receivables.

Inventory - Inventories are stated at the lower of cost or market, using the first in, first out method. The cost of shipping and handling is included in cost of sales.

Property & Equipment - Property & Equipment are stated at cost. Depreciation is provided using the straight -line method. Estimated lives are as follows:

Machinery & Equipment	3 to 10 years
Office Furniture and Fixtures	5 to 7 years
Leasehold Improvements	40 years

Total depreciation and amortization of leasehold improvements and capital leases for the year ended December 31, 2003 was $ 142,642.

Income Tax - Deferred taxes are recognized for temporary differences between the basis of assets and liabilities for financial statement and income tax purposes. The differences relate primarily to depreciable assets (using accelerated depreciation method for income tax purposes). The Company’s provision for income taxes differs from applying the statutory U.S. federal income tax rate, and State of Florida income tax rate to income before income taxes. The primary differences result from deducting certain expenses for financial statement purposes but not for federal tax purposes. The Company’s provision for income taxes does not differ from applying the statutory US federal income tax and State of Florida income tax rate to income before income taxes by more than 1%, as the only reconciling item, meals and entertainment expense, is less than 1% of income before income taxes.

Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statement. Actual results may differ from those estimates.

Advertising Costs - Advertising costs are expensed as incurred. Total advertising costs for the Year ended December 31, 2003 was $112,643 and is included in general and administrative expenses.

Interest Expense - Interest costs are expensed as incurred. Interest expense was $16,268 for the year ended December 31, 2003.

Note 3 - Inventory

Inventory consists of the following:

Raw Materials	$845,849
Work in Process and Finished Goods	168,326
$1,014,175

Raw materials are those that are in the original conditions as when purchased. Finished Goods are completed units ready for delivery to costumers. Work in process consists of those items which the Company has started to process but has not been completed as of December 31, 2003.

Note 4 - Accrued Expenses and Other Current Liabilities

Accrued Vacation Pay	$40,948
Other Accrued Expenses	162,729
$203,677

Note 5 - Notes Payable

Notes Payable as of December 31, 2003 consists of the following:

 Nutrition for Life International Inc. - On July 20, 1998, the Company and Nutrition for Life International, LLC. (NFLL), a customer of the Company, entered into an agreement which required NFLL to lend the Company $ 400,000 and established a formula for determining future orders to allow the Company to purchase raw materials to fill orders from NFLL. The initial term of the agreement was for 3 years. During the third and fourth years, NFLL is not required to make further deposits and the Company is required to issue a credit for 10% of each purchase order placed by NFLL. The monies provided by NFLL are secured by all of the Company’s inventory and accounts receivable. Credits were issued by the Company to NFLL in the amount of $ 0 during 2003 the balance of the note at December 31, 2003 is $109,959. Management is currently disputing the validity of this debt as NFLL has defaulted on significant accounts receivable.

Term Loan - Wachovia National Bank - The Company borrowed $ 80,873 in order to finance the acquisition of machinery and equipment. The term loan is payable in 84 monthly installments of $ 1,229 beginning October 11, 1998. The interest on the term loan is a variable rate calculated at Wall Street Journal “Prime Rate” plus .25% per annum. The interest rate was 5% at December 31, 2003. The loan is secured by specified machinery and equipment.

Equipment Note - First Florida Bank - This note was used to fund the acquisition of diagnostic lab equipment which cost $115,000. The note provides for 60 monthly installments of $2,310 per month beginning November 10, 2002. The interest rate is 7.50% per annum.

Term Loan - Key Bank - Company borrowed $148,111 in order to finance the Company’s liability insurance. The term loan is payable in May 2004 with interest only payments thru term. The interest rate was 5% at December 31, 2003.

Summary of Notes Payable

NFLI Note Payable	$109,959
Term Loan Wachovia Nat. Bank	25,158
Equipment Note First Florida Bank	91,936
Term Loan Key Bank	148,111
$375,164

Less Current portion	161,573
Total Notes Payable	213,591
$375,164

Notes Payable is expected to mature as follows for the years ending December 31:

2005	$88,264
2006	74,178
2007	43,219
2008	7,930
$213,591

NOTE 6 - Lease Commitments

The Company was obligated under a month to month verbal agreement for the current plant facility. The agreement was with the Company’s controlling stockholder. The building was sold by the shareholder in 1999, and a five year lease agreement with a two year renewal option was initiated with the new owner commencing on April 25, 2000. The lease commitment ranges from $9,245 to $10,608 per month.

An additional storage unit was rented to store boxes, caps and bottles, at a cost of $1,100 per month. The commitment for the lease is month to month. This storage was vacated October 2003. The building adjacent and West of the above property was rented November 1, 2001 for additional storage. The monthly rent is $3,333. There is no signed lease and it is month to month. Additionally, the building adjacent and East of the above property was purchased by the Controlling Shareholder in May of 2002. A five year lease was signed and the monthly rent is $5,500 per month with no provision in the lease for an increase.

Future minimum lease payments for each of the five succeeding years and in the aggregate are:

	Controlling	Other
	Shareholder	Leases
	Leases
2004	$66,000	$118,460
2005	66,000	122,400
2006	66,000	126,064
2007	27,500	42,432
2008 and Subsequent years	0	0
	$225,500	$409,356
A total of $243,086 was paid for plant facility rent in 2003, of which $69,960 was paid to the Controlling Shareholder.

NOTE - 7 - Stockholder Equity

Common stock, $1 par value; authorized 100 shares; issued and outstanding 100 shares.

NOTE - 8 - Risk Concentrations

A substantial portion of the Company’s business is conducted with seven of its customers for the year ended December 31, 2003; sales to these customers were 88.16% of the total sales. At December 31, 2003, Accounts receivable from these customers before allowance for bad debts totaled $2,647,466, which is unsecured. These customers sell whole dietary and nutritional supplements via wholesalers, retailers, and specialized multi level marketing methods. The majority of these customers’ operations are within North America.

The Company’s policy is to monitor risk based on each customer’s qualifications.

The Company occasionally maintains deposits in excess of federally insured limits. The risk is managed by maintaining all deposits in high quality financial institutions. As of December 31, 2003 the balance in excess of federally insured limits was $ 7,266.

NOTE 9 - Related Party Transactions

Loan Receivable- Affiliated Corporation                     $17,229
This is the balance due from Vitarich Farms inc. (Farms) for net advances to Farms. Loan is unsecured and non-interest bearing.
Loan Payable- Shareholder                   $513,344
Loan payable consists of funds advanced to the company by the shareholder on a short term basis. Loan is expected to be paid off during 2004.

Accounts Payable - Vitarich Farms, Inc.           58,525
Accounts Payable - Affiliated Corporations                  $58,525

Farms harvests and processes powdered vegetable grasses (wheat, barley, and hydrilla). 12 months ended December 31, 2003 the company purchased 23,615 kilos of product for a total of $213,695. Management estimates the purchase of each product was at fair market value. The majority shareholder of Farms is also the shareholder of the Company.

Biotech Analytical Laboratories, Inc. is owned by the controlling shareholder of the Company and provides laboratory testing services to the Company. The Company incurred $12,000 of expenses for these services for 2003.

NOTE 10 - Income Taxes

The deferred tax liability of $115,000 is a result of the temporary differences in accounting for depreciation.

Income tax expense consists of the following:

	Current	Deferred
Federal	$101,000	$43,371
State of Florida	18,900	7,060
	$119,900	$50,431

Accrued income taxes as of December 31, 2003 consist of the following:

Accrued federal income taxes	$36,000
Accrued State of Florida income taxes	16,000
$52,000

The Company does not have any available tax loss carryforward or tax credit carryforward as of December 31, 2003.

Vitarich Laboratories, Inc.
Financial Statements
And
Independent Auditors’ Report
December 31, 2002

Independent Auditors’ Report

To the Board of Directors and Stockholders of
Vitarich Laboratories, Inc.
Naples, FL

We have audited the accompanying balance sheet of Vitarich Laboratories, Inc. as of December 31, 2002 and the related statements of income, changes in stockholders’ equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Vitarich Laboratories, Inc. as of December 31, 2002, and the results of its operations and cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Davison & Nick CPA’s

Naples, FL

July 1, 2003

Vitarich Laboratories, Inc. Balance Sheet December 31, 2002

ASSETS

Current Assets:
Cash	$232,674
Accounts receivable, net of allowance of $460,839 for doubtful accounts	1,154,819
Inventory	521,202
Prepaid Income Taxes	51,002
Other Pre-Paid Assets	43,129
2,002,826

Property & Equipment:

Machinery & Equipment	614,160
Office Furniture & Fixtures	75,936
Leasehold Improvements	164,299
854,395
Less accumulated depreciation	(201,246)
653,149

Loan Receivable - Affiliated Corporation	126,673
Other Deposits	15,600

Total Assets	$2,798,248

Liabilities and Stockholder's Equity

Current Liabilities:
Accounts Payable	$965,544
Accrued Payroll & Payroll Taxes	366,292
Accounts Payable - Affiliated Corporation	44,739
Loan Payable - Affiliated Corporation	8,105
Accrued Expenses and Other Current Liabilities	193,840
Loan Payable -Shareholder	13,114
Current Portion of Notes Payable	27,666
Current Portion of Obligations under Capital Leases	24,002
1,643,302
The accompanying notes are an integral part of the financial statements.

Vitarich Laboratories, Inc.
Balance Sheet
December 31, 2002
(Continued)

Other Liabilities
Notes Payable, net of Current Portion	230,416
Obligations Under Capital leases, net of Current Portions	61,468
Deferred Taxes	38,863
330,747

Stockholder's Equity
Common Stock, $1 Par Value,
100 shares authorized, 100 issued, and outstanding	100
Additional Paid -in-Capital	77
Retained Earnings	824,022
824,199

Total Liabilities and Stockholder's Equity	$2,798,248

The accompanying notes are an integral part of the financial statements.

Vitarich Laboratories, Inc.
Statement of Income
For the Year Ended December 31, 2002

Sales, Net of Discounts	$14,340,620
Cost of Sales	10,106,498

Gross Profit	4,234,122

Operating Expenses:
Selling Expenses	306,149
General & Administrative Expenses	3,576,138
Total Operating Expenses	3,882,287
Income From Operations	351,835
Other Income (Expenses)
Interest Income	11,207
Interest Expense	(42,602)
Gain/Loss On Sale and Disposal of Fixed Assets	11,360

Income Before Income Taxes	331,800
Provision for Income Taxes
Current Taxes	83,000
Deferred Taxes	24,219

Total Taxes	107,219

Net Income	$224,581
The accompanying notes are an integral part of the financial statements.

Vitarich Laboratories, Inc.
Statement of Changes in Stockholders’ Equity
For the Year Ended December 31, 2002

	Number of Common Stock Shares Outstanding	Common Stock Par Value	Additional Paid-In Capital	Retained Earnings	Total

Beginning Balance	100	$100	$77	$599,441	$599,618

Net Income				224,581	224,581

Shareholder Distributions

Ending Balance	100	$100	$77	$824,022	$824,199

The accompanying notes are an integral part of the financial statements.

Vitarich Laboratories, Inc. Statement of Cash Flows For the Twelve Months Ended December 31, 2002
Cash Flows from Operating Activities
Net Income	$224,581

Non cash (income) expense included in net income: Depreciation and amortization Provision for bad debt expense, net of direct write-off Deferred income tax	76,801 122,044 24,219

Change in assets and liabilities
(Increase) decrease in trade receivables
(Increase) decrease in inventory
(Increase) decrease in other assets
Increase (decrease) in accounts payable
Increase (decrease) in accrued expenses
	406,923 26,964 (128,753) (334,793) 186,282

Net cash provided by (used in) Operations	604,268

Cash Flows from Investing Activities Purchases of property and equipment	(409,320)
Net cash provided by (used in) investing activities	(409,320)

Cash Flows from Financing Activities
Proceeds from Loan Payable Shareholder Long Term Debt	(331,358 (3,146	) )
Net cash provided by (used in) financing activities	(334,504)

Net Increase (Decrease) in Cash	(139,557)

Summary
Cash Balance at End of Period Cash Balance at Beginning of Period	232,674 372,231

Net Increase (Decrease) in Cash	$(139,557)

Supplemental Disclosure of Cash Flows Interest Paid	$46,602
Income Taxes Paid	$225,000

The accompanying notes are an integral part of the financial statements.

Vitarich Laboratories, Inc.
Notes to the Financial Statements
December 31, 2002

Note 1- Organization

Vitarich Laboratories, Inc. (the Company) is in the business of formulating, packaging and distributing whole food dietary, herbal and nutritional supplements and related products, which are marketed to retail, wholesale and private label customers, including network marketing companies, health food stores, mass merchandisers, drug stores, food stores, and Internet mail-order companies. The Company operates a manufacturing, warehousing, and laboratory facility in Naples, Florida. The company was incorporated August 14, 1998.

Note 2 - Summary of Significant Accounting Policies

Basis of Accounting - The Company prepares its financial statements in accordance with generally accepted accounting principles. This basis of accounting involves the application of accrual accounting; consequently, revenues and gains are recognized when earned, and expenses and losses are recognized when incurred.

Cash and Cash Equivalents - Cash is defined to include money market investment funds.

Revenue recognition - Sales are recognized when items are shipped to customers in accordance with supporting sales terms.

Accounts Receivable - The Company uses the allowance method to account for uncollectible accounts receivable. The allowance for doubtful accounts is based on management’s analysis of possible bad debts. Trade receivables are analyzed through an aging of the accounts and an allowance is developed for individual doubtful accounts. Aging and status of accounts is based on how recently payments have been received. As of December 31, 2002 management had established an allowance of $460,839. Accounts are charged off when management specifically identifies such accounts as uncollectible after significant collection efforts. The Company does not currently charge interest on its trade receivables.

Inventory - Inventories are stated at the lower of cost or market, using the first in, first out method. The cost of shipping and handling is included in cost of sales.

Property & Equipment - Property & Equipment are stated at cost. Depreciation is provided using the straight -line method. Estimated lives are as follows:

Machinery & Equipment	3 to 10 years
Office Furniture and Fixtures	5 to 7 years
Leasehold Improvements	40 years

Total depreciation and amortization of leasehold improvements and capital leases for the year ended December 31, 2002 was $ 76,801.

Income Tax - Deferred taxes are recognized for temporary differences between the basis of assets and liabilities for financial statement and income tax purposes. The differences relate primarily to depreciable assets (using accelerated depreciation method for income tax purposes). The Company’s provision for income taxes differs from applying the statutory U.S. federal income tax rate, and State of Florida income tax rate to income before income taxes. The primary differences result from deducting certain expenses for financial statement purposes but not for federal tax purposes. The Company’s provision for income taxes does not differ from applying the statutory U.S. federal income tax and State of Florida income tax rate to income before income taxes by more than 1%, as the only reconciling item, meals and entertainment expense, is less than 1% of income before income taxes.

Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statement. Actual results may differ from those estimates.

Advertising Costs - Advertising costs are expensed as incurred. Total advertising costs for the year ended December 31, 2002 was $120,141 and is included in general and administrative expenses.

Interest Expense - Interest costs are expensed as incurred. Interest expense was $42,602 for the year ended December 31, 2002.

Note 3 - Inventory

Inventory consists of the following:

Raw Materials	$432,700
Work in Process and Finished Goods	88,502
$521,202

Raw materials are those that are in the original conditions as when purchased. Finished Goods are completed units ready for delivery to costumers. Work in process consists of those items which the Company has started to process but has not been completed as of December 31, 2002.

Note 4 - Accrued Expenses and Other Current Liabilities

Accrued expenses and other liabilities consist of the following:

Accrued Vacation Pay	$43,840
Other Accrued Expenses	150,000
$193,840

Note 5 - Notes Payable

Notes Payable as of December 31, 2002 consists of the following:

Nutrition for Life International Inc. - On July 20, 1998, the Company and Nutrition for Life International, LLC. (NFLL), a customer of the Company, entered into an agreement which required NFLL to lend the Company $ 400,000 and established a formula for determining future orders to allow the Company to purchase raw materials to fill orders from NFLL. The initial term of the agreement was for 3 years. During the third and fourth years, NFLL is not required to make further deposits and the Company is required to issue a credit for 10% of each purchase order placed by NFLL. The monies provided by NFLL are secured by all of the Company’s inventory and accounts receivable. Credits were issued by the Company to NFLL in the amount of $74,500 during 2002. The balance of the note at December 31, 2002 is $109,959.

Term Loan - Wachovia National Bank - The Company borrowed $ 80,873 in order to finance the acquisition of machinery and equipment. The term loan is payable in 84 monthly installments of $ 1,229 beginning October 11, 1998. The interest on the term loan is a variable rate calculated at Wall Street Journal “Prime Rate” plus .25% per annum. The interest rate was 4.5% at December 31, 2002. The loan is secured by specified machinery and equipment.

Equipment Note - First Florida Bank - This note was used to fund the acquisition of diagnostic lab equipment which cost $115,000. The note provides for 60 monthly installments of $2,310 per month beginning November 10, 2002. The interest rate is 7.50% per annum.

Summary of Notes Payable

NFLL Note Payable	$109,959
Term Loan Wachovia Nat. Bank	38,859
Equipment Note First Florida Bank	109,264
$258,082

Less Current portion	27,666
Notes Payable	230,416
$258,082

Notes Payable is expected to mature as follows for the years ending December 31:

2004	$33,556
2005	28,859
2006	29,782
2007	27,259
2008 and subsequent years	110,960
$230,416

NOTE 6 - Lease Commitments

The company was obligated under a month to month verbal agreement for the current plant facility. The agreement was with the Company’s controlling shareholder. The building was sold by the shareholder in 1999, and a five year lease agreement with a two year renewal option was initiated with the new owner commencing on April 25, 2000. The lease commitment ranges from $9,245 to $10,608 per month.

An additional storage unit was rented to store boxes, caps and bottles, at a cost of $1,100 per month. The commitment for the lease is month to month. The building adjacent and West of the above property was rented November 1, 2001 for additional storage. The monthly rent is $3,333. There is no signed lease and it is month to month. Additionally, the building adjacent and East of the above property was purchased by the Controlling Shareholder in May of 2002. A five year lease was signed and the monthly rent is $5,500 per month with no provision in the lease for an increase.

Future minimum lease payments for each of the five succeeding years and in the aggregate are:

	Controlling	Other
	Shareholder	Leases
	Leases
2003	$66,000	$113,900
2004	66,000	118,460
2005	66,000	122,400
2006	66,000	125,884
2007 and Subsequent years	27,500	42,432
	$291,500	$523,076

A total of $212,950 was paid for plant facility rent in 2002, of which $40,810 was paid to the Controlling Shareholder.

NOTE - 7 - Stockholder Equity

Common stock, $1 par value; authorized 100 shares; issued and outstanding 100 shares.

NOTE - 8 - Risk Concentrations

A substantial portion of the Company’s business is conducted with seven of its customers for the year ended December 31, 2002; sales to these customers were 91% of the total sales. At December 31, 2002, accounts receivable from these customers before allowance for bad debts totaled $1,464,048, which is unsecured. These customers sell whole dietary and nutritional supplements via wholesalers, retailers, and specialized multi level marketing methods. The majority of these customers’ operations are within North America.

The Company’s policy is to monitor risk based on each customer’s qualifications.

The Company occasionally maintains deposits in excess of federally insured limits. The risk is managed by maintaining all deposits in high quality financial institutions. As of December 31, 2002 the balance in excess of federally insured limits was $132,674.

NOTE 9 - Related Party Transactions

Loan Receivable- Affiliated Corporation                $126,673
This is the balance due from Vitarich Farms inc. (Farms) for net advances to Farms. Loan is unsecured and non-interest bearing.
Loan Payable- Shareholder                       $13,114
Loan payable consists of funds advanced to the company by the shareholder on a short term basis. The majority shareholder of Farms is also the shareholder of the Company.

Accounts Payable - Vitarich Farms, Inc.                $44,739

Farms harvests and processes powdered vegetable grasses (wheat, barley, and hydrilla). In 2002, the Company purchased 22,222 kilos of product for a total of $241,894. Management estimates the purchase of each product was at fair market value.

Advertising Cost - Included in advertising is $100,000 of advertising cost to a company owned by the Company’s controlling shareholder.

NOTE 10 - Income Taxes

The deferred tax liability of $38,863 is a result of the temporary differences in accounting for depreciation.

Income tax expense consists of the following:

	Current	Deferred
Federal	$71,000	$20,718
State of Florida	12,000	3,501
	$83,000	$24,219

Prepaid income taxes as of December 31, 2002 consist of the following:

Prepaid federal income taxes	$50,616
Prepaid State of Florida income taxes	386
$51,002
The Company does not have any available tax loss carry forward or tax credit carryforward as of December 31, 2002.

NOTE 11 Capital Leases

The Company leases certain equipment under capital leases. The economic substance of these leases is that the Company is financing the acquisition of the equipment through the leases and accordingly, the equipment is recorded as assets and the leases are recorded as liabilities.

The following is an analysis of the leased assets included in property and equipment:

Equipment Under Capital Leases	$119,260
Less: Accumulated Depreciation	29,284
$89,976

Future minimum lease payments under capital leases as of December 31, 2002 for each of the remaining years and in aggregate are as follows:

Year ended December 31, 2003	$31,692
Year ended December 31, 2004	31,692
Year ended December 31, 2005	34,298
Year ended December 31, 2006	0
$97,682

Less: Amount representing interest	12,212

Present value of minimum lease payments	$85,470

(b)	Pro Forma Financial Information
Unaudited condensed pro forma combined statements of income for the fiscal year ended January 31, 2004 and for the six months ended July 31, 2004. Unaudited condensed pro forma combined balance sheet as of July 31, 2004.

The accompanying unaudited condensed pro forma combined statements of income present the results of operations of AI and VLI as if the acquisition of VLI had occurred as of February 1, 2003. The pro forma information reflects the total consideration paid.

VLI reports its results of operations using a calendar year end. In preparing the pro forma information, the Company utilized VLI’s December 31, 2003 and June 30, 2004 results of operations in the unaudited condensed pro forma combined statements for the year ended January 31, 2004 and the six months ended July 31, 2004. AI used VLI’s June 30, 2004 balance sheet in the unaudited condensed pro forma combined balance sheet as of July 31, 2004. No material events occurred subsequent to VLI’s December 31, 2003 and June 30, 2004 financial reporting periods which would require adjustment to the Company’s unaudited condensed pro forma combined statements of income and unaudited condensed pro forma combined balance sheet. The pro forma data is not necessarily indicative of what the results would have been if the acquisition had occurred on the dates indicated.

Unaudited Condensed Pro Forma Combined
Statement of Income for the Year Ended January 31, 2004

	AI as	VLI as	Pro Forma	Consolidated
	Reported (A)	Reported (B)	Adjustments	Pro Forma
Net sales	$6,780,000	$14,067,000	--	$20,847,000
Cost of goods sold	5,184,000	10,252,000	--	15,436,000
Gross Profit	1,596,000	3,815,000		5,411,000
Selling, general and administrative expenses	1,912,000	3,358,000	(1,389,000)(1) 400,000(2) 833,000(3) 360,000(4)	5,474,000
(Loss) income from operations	(316,000)	457,000	204,000	(63,000)
Interest expense	47,000	16,000	--	63,000
Other income	51,000	3,000	--	54,000
(Loss) income from continuing operations before income taxes	(312,000)	444,000	(204,000)	(72,000)
Income tax (benefit) provision	(289,000)	170,000	(82,000)(5)	(201,000)
(Loss) income from continuing operations	($23,000)	$274,000	($122,000)	$129,000
Earnings (loss) per share(6):
Basic - continuing operations	($0.02)			$0.06

Diluted - continuing operations	($0.02)			$0.06

Notes to unaudited condensed pro forma combined statement of income.

(A)	Report on Form 10-KSB filed on April 27, 2004.
(B)	Report of Independent Accountants see Item 9.01(a) herein.
(1)	To adjust for the post closing revision of contractual executive compensation program.
(2)	To adjust for the amortization of the purchase accounting valuation of $2.0 million for non- contractual customer relationships which is being amortized over five years.
(3)	To adjust for the amortization of the purchase accounting valuation of $2.5 million for proprietary formulas which is being amortized over three years.
(4)	To adjust for amortization for the purchase accounting valuation of $1.8 million for the non-compete agreement with the seller which is being amortized over the life of the five-year contract.
(5)	To reflect the tax impact, assuming an effective tax rate of 40% arising from the change in pretax income from net pro forma adjustments.
(6)	Assumes 825,000 shares issued in connection with the transaction were outstanding for the entire period in calculating consolidated pro forma earnings per share.

Unaudited Condensed Pro Form Combined
Statement of Income for the Six Months Ended July 31, 2004

	AI as		Pro Forma	Consolidated
	Reported (C)	VLI (D)	Adjustments	Pro Forma
Net sales	$3,634,000	$8,261,000	--	$11,895,000
Cost of goods sold	3,214,000	6,013,000	--	9,227,000
Gross profit	420,000	2,248,000		2,668,000
Selling, general and administrative expenses	1,478,000	953,000	$(5,000)(1) 200,000(2) 417,000(3) 180,000(4)	3,223,000
Impairment loss	1,942,000	--	--	1,942,000
Loss from operations	(3,000,000)	1,295,000	792,000	(2,497,000)
Interest expense	30,000	27,000	--	57,000
Other income	55,000	68,000	--	123,000
Loss from continuing operations before income taxes	(2,975,000)	1,336,000	792,000	(2,431,000)
Income tax benefit (provision)	(864,000)	519,000	(317,000)(5)	(662,000)
Loss from continuing operations	($2,111,000)	$817,000	($475,000)	($1,769,000)
Basic and diluted loss per share(6):
Basic and Diluted -
continuing operations	($1.17)			($0.67)

Notes to unaudited condensed pro forma combined statement of income.

(C)	Report on Form 10-QSB filed on September 14, 2004.
(D)	VLI unaudited internally prepared results of operations are for the six months ended June 30, 2004.
(1)	To adjust for the post closing revision of contractual executive compensation program.
(2)	To adjust for the amortization of the purchase accounting valuation of $2.0 million for non-contractual customer relationships which is being amortized over five years.
(3)	To adjust for the amortization of the purchase accounting valuation of $2.5 million for proprietary formulas which is being amortized over three years.
(4)	To adjust for the amortization of the purchase accounting valuation of $1.8 million for the non-compete agreement with the Seller which is being amortized over the life of the five year contract.
(5)	To reflect the tax impact, assuming an effective tax rate of 40%, arising from the change in pretax income from net pro forma adjustments.
(6)	Assumes 825,000 shares issued in connection with the transaction were outstanding for the entire period in calculating consolidated pro forma basic and diluted loss per share.

Unaudited Condensed Pro Forma Combined
Balance Sheet as of July 31, 2004

	AI as		Pro Forma	Consolidated
	Reported (E)	VLI (F)	Adjustments	Pro Forma
CURRENT ASSETS:			($6,050,000)(1)
Cash and cash equivalents	$6,704,000	$202,000	(600,000)(2)	$256,000
Accounts receivable	1,035,000	2,109,000		3,144,000
Escrowed cash	601,000	--		601,000
Estimated earnings in excess of billings	538,000	--		538,000
Inventory	--	2,712,000		2,712,000
Prepaid expenses and other current assets	345,000	69,000		414,000
TOTAL CURRENT ASSETS	9,223,000	5,092,000	(6,650,000)	7,665,000
Property and equipment, net	1,779,000	1,072,000		2,851,000
Contractual customer relationships	616,000	--		616,000
Non-contractual customer relationships			2,000,000(3)	2,000,000
Proprietary formulas			2,500,000(4)	2,500,000
Non-compete agreement			1,800,000(5)	1,800,000
Trade name	224,000	--		224,000
Goodwill	940,000	--	6,086,000(6)	7,026,000
TOTAL ASSETS	$12,782,000	$6,164,000	$5,736,000	$24,682,000
CURRENT LIABILITIES:
Accounts payable	$374,000	$1,994,000		$2,368,000
Billings in excess of estimated earnings	2,000	--		2,000
Accrued expenses	308,000	713,000		1,021,000
Deferred income tax liability	181,000	--		181,000
Line of Credit	--	495,000		495,000
Current portion of long-term debt	894,000	487,000		1,381,000
TOTAL CURRENT LIABILITIES	1,759,000	3,689,000		5,448,000
Deferred income tax liability	202,000	116,000	(2,520,000)(7)	2,838,000
Long-term debt	62,000	443,000		505,000
STOCKHOLDERS’ EQUITY
Common stock par value $.15 per share 12,000,000 shares authorized - 1,806,046 issued at July 31, 2004 and January 31, 2004 and 1,802,813 shares outstanding at July 31, 2004 and January 31, 2004	270,000	--	(124,000)(1)	394,000
Warrants outstanding	849,000	--		849,000
Additional paid-in capital	14,121,000	--	(5,008,000)(1)	19,129,000
Accumulated deficit retained earnings	(4,448,000)	1,916,000	1,916,000(1)	(4,448,000)
Treasury stock at cost: 3,233 shares at July 31, 2004 and January 31, 2004	(33,000)	--	--	(33,000)
TOTAL STOCKHOLDERS EQUITY	10,759,000	1,916,000	(3,216,000)	15,891,000
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$12,782,000	$6,164,000	($5,736,000)	$24,682,000

Notes to unaudited condensed pro forma balance sheet.
(E)	Report on Form 10-QSB filed on September 14, 2004.
(F)	VLI’s unaudited internally prepared balance sheet is as of June 30, 2004.
(1)	To adjust for the purchase of VLI using cash of $6,050,000 and 825,000 shares issued for an aggregate purchase price of $11,183,000.
(2)	To record estimated costs associated with legal, accounting and other fees incurred to consummate the acquisition of VLI.
(3)	To adjust for the purchase accounting valuation of $2.0 million for non-contractual customer relationships.
(4)	To adjust for the purchase accounting valuation of $2.5 million for proprietary formulas.
(5)	To adjust for the purchase accounting valuation of $1.8 million for non-compete agreement.
(6)	To adjust for the purchase accounting valuation of $6,086,000 for goodwill.
(7)	To adjust for deferred tax liabilities related to the purchase accounting valuation of non-contractual customer relationships, not-to-compete agreement and proprietary formulas. A rate of 40% is assumed.

Exhibit No.    Description

2.1	Agreement and Plan of Merger, dated as of August 31, 2004, by and between Kevin J. Thomas, Vitarich Laboratories, Inc., Argan, Inc. and AGAX/VLI Acquisition Corporation (exhibits and schedules to the Agreement and Plan of Merger are omitted from this filing, but will be filed with the Commission supplementally upon request)

Incorporated by reference herein to Exhibit 2.1 to the Company’s Current Report on Form 8-K dated August 31, 2004, filed on September 7, 2004

10.1	Registration Rights Agreement, dated as of August 31, 2004, by and among Argan, Inc. and Kevin J. Thomas

Incorporated by reference herein to Exhibit 10.1 to the Company’s Current Report on Form 8-K dated August 31, 2004, filed on September 7, 2004

10.2	Employment Agreement, dated as of August 31, 2004, by and between AGAX/VLI Acquisition Corporation and Kevin J. Thomas

Incorporated by reference herein to Exhibit 10.2 to the Company’s Current Report on Form 8-K dated August 31, 2004, filed on September 7, 2004

10.3	Third Amendment to Financing and Security Agreement, dated as of August 31, 2004, by the among Argan, Inc., Southern Maryland Cable, Inc., and AGAX/VLI Acquisition Corporation, as borrowers, and Bank of America, N.A., as lender

Incorporated by reference herein to Exhibit 10.3 to the Company’s Current Report on Form 8-K dated August 31, 2004, filed on September 7, 2004

10.4	Amended and Restated Revolving Credit Note, dated August 31, 2004, in the amount of $3,500,000, by Argan, Inc., Southern Maryland Cable, Inc., and AGAX/VLI Acquisition Corporation, as borrowers, in favor of Bank of America, N.A., as lender

Incorporated by reference herein to Exhibit 10.4 to the Company’s Current Report on Form 8-K dated August 31, 2004, filed on September 7, 2004

10.5	First Amendment to Term Note, dated as of June 29, 2004, by and among Argan, Inc., and Southern Maryland Cable, Inc., as borrowers, and Bank of America, N.A., as lender

Incorporated by reference herein to Exhibit 10.5 to the Company’s Current Report on Form 8-K dated August 31, 2004, filed on September 7, 2004

10.6	Additional Borrowers Joinder Supplement, dated as of August 31, 2004, by and among Argan, Inc., the other Existing Borrowers (as such term is defined in the agreement) and AGAX/VLI Acquisition Corporation, as borrowers, and Bank of America, N.A., as lender

Incorporated by reference herein to Exhibit 10.6 to the Company’s Current Report on Form 8-K dated August 31, 2004, filed on September 7, 2004

23.01    Consent of Davidson and Nick, CPA’s

99.1	Press Release of Argan, Inc., dated September 1, 2004, announcing the acquisition of Vitarich Laboratories, Inc.

Incorporated by reference herein to Exhibit 99.1 to the Company’s Current Report on Form 8-K dated August 31, 2004 filed on September 7, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARGAN, INC.

Date: November 12, 2004	By:	/s/ Rainer H. Bosselmann
Rainer H. Bosselmann
Chairman of the Board and Chief Executive Officer